Exhibit 99.1

            AMENDMENT #2 TO AMENDED AND RESTATED FINANCING AGREEMENT

                                                               February 18, 2005

BLUEFLY, INC.
42 West 39th Street
New York, NY 10018

        Reference is made to the Amended and Restated Financing Agreement entered into between us dated April 21, 2004 (as amended to date, the "Financing Agreement").

        The Financing Agreement is hereby amended as follows, effective as of the date hereof:

        The first sentence of Section 8.1 is hereby amended and restated in its entirety to read as follows:

        "This Agreement shall remain in full force and effect until March 30, 2006."

        Except as hereinabove specifically set forth, the Financing Agreement shall continue unmodified.

                                                  ROSENTHAL & ROSENTHAL, INC.

                                                  By:    /s/  J. Michael Stanley
                                                         -----------------------
                                                  Name:  J. Michael Stanely
                                                  Title: EVP

BLUEFLY, INC.

By:    /s/  Jonathan P. Freedman
       -------------------------
Name:  Jonathan P. Freedman
Title: VP and General Counsel